UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015 (March 1, 2015)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 1, 2015, Ryman Hospitality Properties, Inc. (the “Company”) appointed Mark Fioravanti, age 53, to the position of President. Mr. Fioravanti will continue to serve as Chief Financial Officer of the Company, a position he has held since June 2009. In connection with the promotion, effective March 1, 2015, the Company and Mr. Fioravanti entered into an amendment to Mr. Fioravanti’s Employment Agreement, dated February 25, 2008, as amended. The amendment reflects his updated title and 2015 base salary. The Company also granted Mr. Fioravanti an additional 8,545 time-based restricted stock units pursuant to the Company’s equity incentive plan, which will vest 50% on March 15, 2018 and 50% on March 15, 2019. Mr. Fioravanti’s 2015 base salary and fiscal 2015 bonus targets, established by the Company’s Human Resources Committee on February 24, 2015, will remain the same. A description of Mr. Fioravanti’s business background and experience is incorporated herein by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2015. Colin V. Reed will continue to serve as Chief Executive Officer and Chairman of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: March 3, 2015	By:	/s/ Scott Lynn
		Name:	Scott Lynn
		Title:	Senior Vice President, General Counsel and Secretary